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         SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of June 25, 2003
(the "Agreement"), between CENTRE CAPITAL CORP., a Nevada corporation ("Centre"); and GUANGZHOU GENGHAI TECHNOLOGY DEVELOPMENT CO. LTD., a People's Republic of China ("PRC") corporation ("Genghai"), and THE SHAREHOLDERS OF GENGHAI, each of which is identified in Schedule A hereto (the "Genghai Shareholders").


                                  INTRODUCTION

         Centre desires to acquire all of the issued and outstanding shares of Genghai capital stock solely in exchange for an aggregate of 30,480,000 shares of authorized, but theretofore unissued, shares of common stock, par value $0.001 per share (the "Centre Common Stock"), of Centre, pursuant to the applicable laws of the State of Nevada and the People's Republic of China. The Genghai Shareholders signatory hereto each desires to exchange all of their respective shares of Genghai capital stock solely for shares of Centre Common Stock in the respective amounts set forth herein.

         Prior to the date hereof, the respective board of directors or analogous governing body of each of Centre and Genghai have approved and adopted this Agreement, and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the "IRC"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, and covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                       ACQUISITION AND EXCHANGE OF SHARES

         SECTION 1.01 THE AGREEMENT. The parties hereto hereby agree that Centre shall acquire all of the issued and outstanding shares of capital stock of Genghai and/or other securities representing equity ownership interests in Genghai (the "Genghai Capital Stock") solely in exchange for an aggregate of 30,480,000 shares of authorized, but theretofore unissued, shares of Centre Common Stock. The parties hereto agree that at the closing of the transactions contemplated by this Agreement (the "Closing"): (i) Genghai will become a wholly-owned subsidiary of Centre subject to the conditions and provisions of
Section 1.06 hereof; and (ii) the management and business operations of Centre will be reorganized.

         SECTION 1.02      EXCHANGE OF SHARES.

         (a) At the Closing, Centre will cause to be issued and held for delivery to the Genghai Shareholders or their designees, stock certificates representing an aggregate of 30,480,000 shares of Centre Common Stock, in exchange for all of the issued and outstanding shares of Genghai

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Capital Stock or other equity interests in Genghai, which shares or other interests will be delivered to Centre at the Closing.

         (b) The shares of Centre Common Stock to be issued pursuant to paragraph (a) of this Section 1.02 will be authorized, but theretofore unissued, shares of Centre Common Stock. Such shares of Centre Common Stock will be issued to the Genghai Shareholders in the respective amounts set forth in Schedule A hereto and, by this reference, made a part hereof.

         (c) All shares of Centre Common Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each recipient will represent in writing that he or she is acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of Centre Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of Centre Common Stock to be issued hereunder will bear a restrictive legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         SECTION 1.03 CLOSING. The Closing will take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, and will be subject to the provisions of Articles IV and V of this Agreement. At the Closing:

         (a) Genghai will deliver to Centre stock certificates representing all of the issued and outstanding shares of Genghai Capital Stock, duly endorsed, so as to make Centre the holder thereof, free and clear of all claims and encumbrances;

         (b) Centre will deliver to the Genghai Shareholders or their designees, stock certificates representing an aggregate of 30,480,000 shares of Centre Common Stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above and which shares shall represent approximately 66.6% of the outstanding Centre Common Stock giving effect to the issuance thereof;

         (c) Centre will deliver the officer's certificates described in Sections 4.02(a), 4.02(b), and 4.02(c) hereof, dated the Closing Date, that, among other things, all representations, warranties, covenants, and conditions set forth herein by Centre are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

         (d) Genghai and the Genghai Shareholders will deliver the officer's certificates described in Sections 4.01(a), 4.01(b), 4.01(c), and 4.01(d) hereof, dated the Closing Date, that,


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among other things, all representations, warranties, covenants, and conditions set forth herein by Genghai are true and correct as of, or have been fully performed and complied with by, the Closing Date.

         SECTION 1.04 RATIFICATION BY BOARD OF DIRECTORS AND BY WRITTEN CONSENT OF SHAREHOLDERS. In anticipation of this Agreement, Centre has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors and stockholders of Centre, in order to:

         (a) ratify this Agreement and all transactions contemplated hereby; and

         (b) ratify the proposed amendment to Centre's Articles of Incorporation to change the corporate name to Genghai Technology Holdings, Inc. and increase the authorized capitalization of Centre to 100,000,000 shares of common stock.

         SECTION 1.05 CONSUMMATION OF TRANSACTION. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Centre will file any additional necessary documents that may be required by the State of Nevada, the United States of America, the People's Republic of China, or otherwise.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF CENTRE. Centre hereby represents and warrants to, and agrees with, Genghai and the Genghai
Shareholders:

         (a) Organization and Qualification. Centre has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Centre is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Centre is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


         (b) Capitalization. The authorized capital stock of Centre consists of 50,000,000 shares of Centre Common Stock, of which 7,627,050 shares are outstanding. Each of such outstanding shares of Centre Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders and is owed by the owner set forth in Section A of the letter, of even


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date herewith, from Centre to Genghai and the Genghai Shareholders (the "Centre
Disclosure Letter"), which letter shall be completed and delivered to Genghai and the Genghai Shareholders on or prior to July 15, 2003 (the "Due Diligence Date") in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Except as described in Section A of the Centre Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Centre or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Centre. Except as described in Section A of the Centre Disclosure Letter, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of Centre.


         (c) Financial Condition. Centre has delivered, or on or prior to the Due Diligence Date shall deliver, to Genghai and the Genghai Shareholders true and correct copies of the following: audited balance sheet of Centre as of September 30, 2002; unaudited balance sheet of Centre as of March 31, 2002 and 2003; audited statements of income, statements of stockholders' equity, and statements of cash flows of Centre for the period from February 12, 2002 (the "Bankruptcy Termination Date") through September 30, 2002; and the unaudited statement of income, statement of stockholders' equity, and statement of cash flows of Centre for the six months ended March 31, 2002 and 2003. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Centre as of its respective date; each such statement of income and statement of stockholders' equity presents fairly the results of operations of Centre for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Centre. Since March 31, 2003:


                  (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre.


                  (ii) Centre has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Centre.


                  (iii) The operations and businesses of Centre have been conducted in all respects only in the ordinary course.


There is no fact known to Centre which materially adversely affects or in the future (as far as Centre can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre; provided, however, that Centre expresses no opinion as to political or economic matters of general applicability. Centre has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.


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         (d) Tax and Other Liabilities. Centre does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:


                  (i) Liabilities for which full provision has been made on the consolidated balance sheet and the notes thereto (the "Last Centre Balance Sheet") as of March 31, 2003 (the "Last Centre Balance Sheet Date") referred to in Section 2.03; and


                  (ii) Other liabilities arising since the Last Centre Balance Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Centre or any other provision of this Agreement.


Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Centre Balance Sheet are sufficient for all known accrued and unpaid Taxes of Centre, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Centre Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Centre will not cause any Taxes to be payable other than by the Genghai Shareholders or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the Genghai Shareholders. Since the Bankruptcy Termination Date, a copy of the order (the "Bankruptcy Termination Order") relating to which has been, or on or prior to the Due Diligence Date will be, delivered to Genghai and the Genghai Shareholders, Centre has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered or, on or prior to the Due Diligence Date, will deliver to the Genghai Shareholders a true and correct copy of each such returns which was filed since the Bankruptcy Termination Date; has paid (or has established on the Last Centre Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered or, on or prior to the Due Diligence Date, will deliver to the Genghai Shareholders a true and correct copy of any report as to adjustments received by it from any taxing authority since the Bankruptcy Termination Date and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.


         (e) Litigation and Claims. Except as described in Section G of the Centre Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, to the best of Centre's knowledge, threatened, or in prospect (or any basis therefor known to Centre) with respect to Centre or any of its businesses, properties, or assets. Centre is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Centre, is any union attempting to represent any employee of Centre as collective bargaining agent. Centre is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on Centre; nor is Centre required to take any action in order to avoid such violation or default.


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         (f)      Properties.


                  (i) Centre owns no real property. Centre has good title to all personal properties and assets material to Centre and used in its businesses or owned by it (except real and other properties and assets material to Centre as are held pursuant to leases or licenses described in Section B or C of the Centre Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section H of the Centre Disclosure Letter).


                  (ii) Set forth in Section B of the Centre Disclosure Letter is a true and complete list of all tangible properties and assets owned by Centre or leased or licensed by Centre from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by Centre from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Centre are reflected on the Last Centre Balance Sheet (except for acquisitions subsequent to the Last Centre Balance Sheet Date and prior to the Closing Date, which are either noted in Section B or C of the Centre Disclosure Letter or are approved in writing by Genghai). All tangible properties and assets owned by Centre or leased or licensed by Centre from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of Centre excepted).


                  (iii) To the best of Centre's knowledge, no real property leased or licensed by Centre from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Centre's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Centre is now engaged or the businesses in which it contemplates engaging.


                  (iv) The properties and assets (including Intangibles) owned by Centre (other than those leased or licensed by Centre to a third party) or leased or licensed by Centre from a third party constitute all such properties and assets which are necessary to the businesses of Centre as presently conducted.


                  (v) To the best knowledge of Centre, Centre has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)), except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of Centre. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by


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         any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).


         (g) Contracts and Other Instruments. Section D of the Centre Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Centre. Centre has furnished, or on or prior to the Due Diligence Date will furnish, to the Genghai Shareholders (i) the certificate of incorporation (or other charter document) and by-laws of Centre and all amendments thereto, as presently in effect, and
(ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the Centre Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the Centre Disclosure Letter hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section B or C of the Centre Disclosure Letter. To the best of Centre's knowledge, neither Centre nor (to the knowledge of Centre) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Centre's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Centre nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Centre enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. Centre is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of Centre) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre. Centre has not engaged since the Bankruptcy Termination Date, is not engaging in, and does not intend to engage in any transaction with, and has not had, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Centre, any director, officer, or employee of Centre (except for employment agreements listed in Section D of the Centre Disclosure Letter and employment and compensation arrangements described in Section E of the Centre Disclosure Letter), any relative or affiliate of any stockholder of Centre or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Centre, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the Centre Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by Centre and the minute book records of Centre and all proceedings of the stockholders and the Board of Directors and committees thereof of Centre since their respective incorporation made available to counsel to Genghai and the Genghai Shareholders

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are the original stock ledgers and stock transfer books and minute book records of Centre or exact copies thereof. Centre is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.


         (h)      Employees.


                  (i) Centre does not have, or contribute to, and, since the Bankruptcy Termination Date, has not had and has not contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section E of the Centre Disclosure Letter. Centre has furnished to Genghai and the Genghai Shareholders: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Section E of the Centre Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.


                  (ii) If any Employee Benefit Plan of Centre were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by Centre or Genghai and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "Accrued Benefits" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of Centre as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Centre Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued

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         Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.


                  (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Centre. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of Centre. No Employee Benefit Plan of Centre or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section E of the Centre Disclosure Letter. Centre does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of Centre which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of
         Section 4980B of the Code, Centre does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of Centre's knowledge) in prospect (or any basis therefor known to Centre) with respect to any Employee Benefit Plan of Centre or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of Centre or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is Centre, any Employee Benefit Plan of Centre, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of Centre's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.


                  (iv) Each Pension Plan maintained for the employees of Centre has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of Centre) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under
         Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither Centre, nor any organization to which Centre is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in
         Section 4001(a)(18) of ERISA, at the time of

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         such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of Centre has been made or (to the knowledge of Centre) is contemplated against Centre, or any related trust of any Pension Plan of Centre, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of Centre. Form 5500's have been timely filed with respect to all Pension Plans of Centre. No event has occurred or (to the knowledge of Centre) is threatened or about to occur which would constitute a reportable event within the meaning of
         Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Centre.


                  (v) Centre does not currently contribute to and since September 16, 1980 has not effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of
         Section 3(37) of ERISA.


                  (vi) Section E of the Centre Disclosure Letter contains a true and correct statement of the names, relationship with Centre, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2002 of (A) each director, officer, or other employee of Centre whose aggregate compensation for the fiscal year ended December 31, 2002 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of Centre. Since December 31, 2002, Centre has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Centre been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Centre by reason of Section 280G of the Code.


         (i) Patents, Trademarks, Et Cetera. Centre does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section C of the Centre Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the Centre Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Centre or which otherwise relate to the businesses of Centre, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Centre owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Centre grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Centre which relates to the businesses, properties, or assets of Centre. Except as specified in Section C of the Centre Disclosure Letter, to the knowledge of Centre: (v) Centre is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by Centre to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, Centre has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) Centre is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Centre as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the Centre Disclosure Letter. Except as described in Section C of the Centre Disclosure Letter, Centre has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Centre been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Centre, there is no infringement by others of Intangibles of Centre. As far as Centre can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Centre is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on Centre or to which any of its businesses, properties, or assets are subject. Centre has no mark, design, or name used by Centre to identify, respectively, its products, businesses, or services. Neither any stockholder of Centre, any director, officer, or employee of Centre, any relative or affiliate of any stockholder of Centre, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of Centre, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Centre.


         (j) Questionable Payments. Since the Bankruptcy Termination Date, neither Centre, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Centre, nor any stockholder of Centre has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.


         (k) Authority. Centre has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Centre have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by Centre, constitutes the legal, valid, and binding obligation of Centre, and is enforceable as to Centre in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Centre for the execution, delivery, or performance of this Agreement by Centre. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Centre is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the Centre Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the Centre Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of Centre to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Centre, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Centre or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on Centre. Neither Centre, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.


         (l) Status of Centre Common Stock To Be Issued. Assuming without investigation that the shares of Genghai Capital Stock outstanding on the Closing Date are validly authorized, validly issued, fully paid, and nonassessable, the shares of Centre Common Stock to be issued pursuant to
Section 1.02(a) hereof are validly authorized and, when the such shares of Centre Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of Centre Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in relation of any preemptive or similar right of stockholder.


         (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Centre are described in Section F of the Centre Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of enclosed insurance policy has been, or on or prior to the Due Diligence Date will be, provided to Genghai and the genghai Shareholders, and such policies are summarized in Section F of the Centre Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Centre have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Centre which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Centre or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of Centre or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of Centre is conducted or in connection with any of the respective assets thereof. Centre does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.


         (o)      Trading Matters.  At the date hereof and at the Closing Date:


                  (i) the Centre Common Stock is traded and quoted in the over-the-counter market;


                  (ii) Centre has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC, provided, however, that the Centre Common Stock has not been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since at least the Bankruptcy Termination Date;


                  (iii) Centre has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Centre Common Stock for quotation on the OTC Bulletin Board.


         (p)      Reorganization.


                  (i) Centre has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. Centre is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.


                  (ii) Centre has no plan or intention to reacquire, and, to Centre's knowledge, no person related to Centre within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the Centre Common Stock pursuant to Section 1.02(a) hereof.


         (q) Completeness of Disclosure. No representation or warranty by Centre in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.


         (r) Periodic Reporting. Centre is not required to register the Centre Common Stock under Section 12 of the Exchange Act and Centre is not subject to the periodic reporting requirements of Section 13 of the Exchange Act.

         (s) Compliance with Law and Government Regulations. Centre is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Centre is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         (t) Legal Proceedings and History. Centre hereby represents that, unless otherwise disclosed herein, no officer, director or affiliate of Centre, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF GENGHAI. Genghai hereby represents and warrants to, and agrees with, Centre:

         (a) Organization and Qualification. Genghai owns no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Section A of the letter, dated even date herewith, from Genghai to Centre (the "Genghai Disclosure Letter"), which letter shall be completed and delivered to Centre on or prior to the Due Diligence Date, correctly sets forth as to Genghai its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the businesses which it presently conducts and which it contemplates conducting. Genghai is a corporation duly organized, validly existing, and in good standing under the laws of the People's Republic of China, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Genghai is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


         (b) Capitalization. The authorized, registered, outstanding, and paid up capital stock of Genghai consists of RMB10,000,000 (the "Genghai Capital Stock"). Each of the outstanding stock of Genghai Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owner set forth in Section A of the Genghai Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of Genghai Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Genghai Capital

Stock. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for Genghai Capital Stock.


         (c) Financial Condition. Genghai has delivered, or on or prior to the Due Diligence Date will deliver, to Centre true and correct copies of the following: audited balance sheets of Genghai as of December 31, 2002; and audited statements of income, statements of stockholders' equity, and statements of cash flows of Genghai for the years ended December 31, 2001 and December 31, 2002. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Genghai as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the results of operations of Genghai for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.02(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of Genghai. Since December 31, 2002:


                  (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Genghai.


                  (ii) Genghai has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Genghai.


                  (iii) The operations and businesses of Genghai have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith.


                  (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Genghai that Genghai expects will not be profitable.


                  (v) Genghai has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.


There is no fact known to Genghai which materially adversely affects or in the future (as far as Genghai can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Genghai; provided, however, that Genghai expresses no opinion as to political or economic matters of general applicability. Genghai has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof.


         (d) Tax and Other Liabilities. Genghai does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:

                  (i) Liabilities for which full provision has been made on the consolidated balance sheet and the notes thereto (the "Last Genghai Balance Sheet") as of December 31, 2002 (the "Last Genghai Balance Sheet Date") referred to in Section 2.02(c); and


                  (ii) Other liabilities arising since the Last Genghai Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of Genghai or any other provision of this Agreement.


Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Genghai Balance Sheet are sufficient for all accrued and unpaid Taxes of Genghai, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Genghai Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Genghai will not cause any Taxes to be payable other than by the stockholders of Genghai or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of Genghai. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of Genghai and its predecessors for all taxable years up to and including the taxable year ended December 31, 2002. Genghai has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered, or on or prior to the Due Diligence Date will deliver, to Centre a true and correct copy of each such return which was filed in the past three years since incorporation; has paid (or has established on the Last Genghai Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered, or on or prior to the Due Diligence Date will deliver, to Centre a true and correct copy, of any report as to adjustments received by it from any taxing authority during the past three years since incorporation and a statement, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.


         (e) Litigation and Claims. Except as set forth in Section G of the Genghai Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of Genghai's knowledge, in prospect (or any basis therefor known to Genghai), with respect to Genghai or any of its businesses, properties, or assets. Genghai is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Genghai is any union attempting to represent any employee of Genghai as collective bargaining agent. Genghai is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon Genghai; nor is Genghai required to take any action in order to avoid such violation or default.

         (f)      Properties.


                  (i) Genghai does not own any legal or equitable interest in any real property. Genghai has good title to all other properties and assets material to Genghai, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Section B or C of the Genghai Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section H of the Genghai Disclosure Letter).


                  (ii) All accounts and notes receivable reflected on the Last Genghai Balance Sheet, or arising since the Last Genghai Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.


                  (iii) All inventory of raw materials and work in process of Genghai is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Genghai. In no event do such inventories represent more than a 12-month supply measured by the volume of sales or use for the year ended December 31, 2002. All inventory is merchantable and fit for the particular purpose for which it is intended.


                  (iv) Attached as Section B of the Genghai Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by Genghai or leased or licensed by Genghai from or to a third party (including inventory but not including Intangibles, as defined in Section 2.02(i)), and with respect to such properties and assets leased or licensed by Genghai from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Genghai are reflected on the Last Genghai Balance Sheet (except for acquisitions subsequent to the Last Genghai Balance Sheet Date and prior to the Closing Date which are either noted in Section B or C of the Genghai Disclosure Letter or are approved in writing by Centre). All real and other tangible properties and assets owned by Genghai or leased or licensed by Genghai from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Genghai excepted).


                  (v) To the best of Genghai's knowledge, no real property owned by Genghai or leased or licensed by Genghai from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Genghai's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Genghai is now engaged or the businesses in which it contemplates engaging.

                  (vi) The properties and assets (including Intangibles) owned by Genghai (other than those leased or licensed by Genghai to a third party) or leased or licensed by Genghai from a third party constitute all such properties and assets which are necessary to the business of Genghai as presently conducted or as it contemplates conducting.


                  (vii) Genghai has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of Genghai.


         (g) Contracts and Other Instruments. Section D of the Genghai Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Genghai. Genghai has furnished, or on or prior to the Due Diligence Date will furnish, to Centre: (i) the certificate of incorporation and by-laws of Genghai (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary or an authorized signatory of Genghai and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the Genghai Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the Genghai Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section D of the Genghai Disclosure Letter. Except as set forth in Section D of the Genghai Disclosure Letter, Genghai is not party to any employment agreement with any employee thereof. To the best of Genghai's knowledge, none of Genghai or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Genghai's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of Genghai or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Genghai enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Genghai is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of Genghai's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Genghai and, following the consummation of the transactions contemplated hereby, Centre. Genghai has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Genghai, any director, officer, or employee of Genghai (except for employment agreements listed in Section D of the Genghai Disclosure Letter and employment and compensation arrangements described in Section E of the Genghai Disclosure Letter), any relative or affiliate of any stockholder of Genghai, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Genghai, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the Genghai Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of Genghai relating to all issuances and transfers of stock by Genghai and all proceedings of the stockholders and the Board of Directors and committees thereof of Genghai since their respective incorporations made available to Centre are the original stock ledgers and stock transfer books and minute book records of Genghai or exact copies thereof. Genghai is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws (or, in each case, the comparable charter document, if any, under applicable law).


         (h)      Employees.


                  (i) Genghai does not have, or contribute to, and has not had and has not contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.


                  (ii) Section E of the Genghai Disclosure Letter contains a true and correct statement of the names, relationship with Genghai, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2002 of (A) each director, officer, or other employee of Genghai whose aggregate compensation for the fiscal year ended December 31, 2002 exceeded US$50,000 or whose aggregate compensation presently exceeds the rate of US$50,000 per annum and (B) all sales agents, dealers, or distributors of Genghai. Since December 31, 2002, Genghai has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Genghai been instituted or amended to increase benefits thereunder.


         (i) Patents, Trademarks, Et Cetera. Genghai does not own or have pending, and is not licensed or otherwise permitted to use, any Intangibles, other than as described in Section C of the Genghai Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the Genghai Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Genghai or which otherwise relate to the businesses of Genghai, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Genghai owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Genghai grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Genghai which relates to the businesses, properties, or assets of Genghai. Except as specified in Section C of the Genghai Disclosure Letter: (v) Genghai is the sole and exclusive owner or licensee of, and (other than those licensed by Genghai to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, Genghai has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) Genghai is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Genghai as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the Genghai Disclosure Letter. Genghai has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Genghai been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Genghai, there is no infringement by others of Intangibles of Genghai. As far as Genghai can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Genghai. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Genghai is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on Genghai or to which any of its businesses, properties, or assets are subject. IPTS-2000 is the mark, design, or name used by Genghai to identify, respectively, its products, businesses, or services, and each of the foregoing that is a trademark or a service mark is protected by validly issued and existing registrations in the name of Genghai on the principal register in the PRC, by rights accorded Genghai by virtue of the common law in the PRC if such trademark or service mark is used in the PRC, and by rights accorded Genghai by virtue of common or civil law in all foreign jurisdictions in which such trademark or service mark is used or such use is contemplated. Neither any stockholder of Genghai, any director, officer, or employee of Genghai, any relative or affiliate of any stockholder of Genghai or any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of Genghai, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Genghai.


         (j) Questionable Payments. Neither Genghai, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Genghai, nor any stockholder of Genghai, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt

Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.


         (k) Authority. Genghai has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Genghai have been duly taken to authorize the execution, delivery, and performance of this Agreement by Genghai. This Agreement has been duly authorized, executed, and delivered by Genghai, constitutes the legal, valid, and binding obligation of Genghai, and is enforceable as to Genghai in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Genghai for the execution, delivery, or performance of this Agreement by Genghai. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Genghai is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the Genghai Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the Genghai Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Genghai or Centre to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Genghai (or, in each case, the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Genghai or to which any of its businesses, properties, or assets are subject. Except as set forth in Section I of the Genghai Disclosure Letter, neither Genghai nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.


         (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Genghai are described in Section F of the Genghai Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been, or on or prior to the Due Diligence Date will be, provided to Centre, and such policies are summarized in Section F of the Genghai Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Genghai have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Genghai which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Genghai or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of Genghai or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of Genghai is conducted or in connection with any of the respective assets thereof. Genghai does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.


         (m) Business Conducted in No Other Name. Subject to the next sentence, all business of Genghai has been conducted in its and for their benefit and there are no parties related or affiliated with Genghai, either directly or indirectly, which are competing for the business of Genghai. Genghai conducts business in the following names: Guangzhou Genghai Technology Development Co., Ltd.


         (n) Customers and Suppliers. There has been no termination or cancellation of any relationship between Genghai and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five percent of the gross revenues of Genghai taken as a whole during the fiscal year ended December 31, 2002, nor is there any reason to believe that any such terminations of such magnitudes are pending or threatened.


         (o) Completeness of Disclosure. No representation or warranty by Genghai in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.


         SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE GENGHAI SHAREHOLDERS. Each of the Genghai Shareholders, severally, but not jointly, hereby represents and warrants to, and agrees with, Centre as follows:


         (a) Representations and Warranties of Genghai. To the knowledge of such Genghai Shareholder, the representations and warranties of Genghai set forth in
Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of such Genghai Shareholder that would lead such Genghai Shareholder to believe that any representation or warranty of Genghai set forth on Section 2.02 hereof is untrue or incorrect in any material respect.


         (b) Authority. Genghai and Genghai Shareholders holding of record and beneficially representing all of the issued and outstanding Genghai Capital Stock have approved this Agreement and duly authorized the execution and delivery hereof. Each of the Genghai Shareholders is an individual residing in the People's Republic of China with full power and authority under the laws thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. Such Genghai Shareholder has reached the age of majority under applicable law.

         (c) Ownership of Shares. Such Genghai Shareholder owns beneficially and of record the Genghai Capital Stock set forth opposite his or her respective name in Schedule A hereto. Such

Genghai Shareholder has full power and authority to transfer such Genghai Capital Stock to Centre under, pursuant to, and in accordance with, this Agreement, have full power and authority to transfer such shares of Genghai capital stock to Centre hereunder, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

         (d)      Investment Representations and Covenants.

                  (i) Such Genghai Shareholder represents that he or she is acquiring the shares of Common Stock to be issued pursuant to Section 1.02(a) hereof for his or her own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. Such Genghai Shareholder shall not dispose of any part or all of such shares of Centre Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of State securities laws and regulations.

                  (ii) The certificate or certificates representing the Centre Shares shall bear a legend in substantially the form set forth in
         Section 1.02(c) hereof.

                  (iii) Such Genghai Shareholder acknowledges being informed that the shares of Centre Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless they (a) are subsequently registered under the Securities Act, or (b) an exemption from such registration is available, and (c) Centre will not have an obligation to currently register such securities for the account of Genghai Shareholders.

                  (iv) Such Genghai Shareholder acknowledges that he or she has been afforded access to all material information which they have requested relevant to such Genghai Shareholder's decision to acquire the shares of Centre Common Stock and to ask questions of Centre's management and that, except as set forth herein, neither Centre nor anyone acting on behalf of Centre has made any representations or warranties to such Genghai Shareholder which have induced, persuaded, or stimulated such Genghai Shareholder to acquire such shares of Centre Common Stock.

                  (v) Either alone, or together with their investment advisor(s), such Genghai Shareholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of Centre Common Stock, and such Genghai Shareholder is and will be able to bear the economic risk of the investment in such shares of Centre Common Stock.

                                   ARTICLE III

                                    COVENANTS

         SECTION 3.01 COVENANTS OF CENTRE. Centre covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV or V hereof (the earlier of such times, the "Release Time"), unless Genghai will otherwise approve in writing, which approval will not be unreasonably withheld:

         (a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Centre in respect of the outstanding shares of Centre Common Stock.


                  (ii) Until the Release Time, no share of capital stock of Centre or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share (other than stock options), shall be issued or sold by Centre.


         (b) Until the Release Time, Centre will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Genghai and the Genghai Shareholders free and full access to the plants, properties, books, and records of Centre. Centre will permit them to make extracts from and copies of such books and records, and will from time to time furnish Genghai and the Genghai Shareholders with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre as Genghai or the Genghai Shareholders from time to time may request. Until the Release Time, Centre will cause the independent certified public accountants of Centre to make available to Genghai, its independent certified public accountants, and the Genghai Shareholders, the work papers relating to the audits of Centre referred to in Section 2.01(c) of this Agreement.


         (c) Until the Release Time, Centre will conduct its affairs, so that on the Closing Date no representation or warranty of Centre will be inaccurate, no covenant or agreement of Centre will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Centre. Except as otherwise consented to by Genghai in writing, until the Release Time, Centre will conduct its affairs in all respects only in the ordinary course.


         (d) Until the Release Time, Centre will immediately advise Genghai in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the Centre Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

         (e) Centre shall use its commercially reasonable efforts to insure that all confidential information which Centre or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Genghai, any affiliate of Genghai, or any customer or supplier of or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of Genghai, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) after the Closing,
(ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Centre shall, and shall cause all other such persons and entities to, deliver to Genghai all tangible evidence of the confidential information relating to Genghai, any affiliate of Genghai, or (insofar as such confidential information was provided by, or on behalf of, Genghai, or any such affiliate of Genghai) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.


         (f) Before Centre releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, Centre shall cooperate with Genghai, shall furnish drafts of all documents or proposed oral statements to Genghai for comment, and shall not release any such information without the written consent of Genghai. Nothing contained herein shall prevent Centre from releasing any information if required to do so by law.


         (g) Centre shall not make any agreement or reach any understanding not approved in writing by Genghai as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.


         (h) Centre shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate periodic reports and applications under the Exchange Act ("Periodic Reports") and other regulatory filings relating to this Agreement and the transactions contemplated hereby and in connection herewith. Centre shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about Centre, and Centre's security holders as may be required or as may be reasonably requested by Genghai, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Centre represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. Centre shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of Centre Common Stock pursuant to the transactions contemplated hereby and in connection herewith.


         (i) If, prior to the Release Time, Centre Common Stock shall be recapitalized or reclassified or Centre shall effect any stock dividend, stock split, or reverse stock split of Centre

Common Stock, then the shares of Centre Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by Centre as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of Centre Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.


         (j) Centre shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.


         (k) Until the Release Time, Centre shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Centre, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to Centre's stockholders of the transactions contemplated by this Agreement.


         (l) (i) Following the consummation of the transactions contemplated hereby and in connection herewith, Centre will cause Genghai to continue its historic business or to use a significant portion of Genghai's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, Genghai at the Closing Date constitute Genghai's historic business assets and historic business, respectively.

                  (ii) Following the consummation of the transactions contemplated hereby and in connection herewith, Centre will not permit Genghai to issue additional shares that would result in Centre losing control of Genghai within the meaning of section 368(c) of the Code.

         (m) Centre shall use best efforts to file, within 30 days following the Effective Time, with the National Association of Securities Dealers, Inc., or its affiliates, all information required by Rule 15c2-11 under the Exchange Act.


         (n) As soon as is reasonably practicable following the Closing, Centre shall consider and act resolutions adopted by the Board of Directors of Centre to change the domicile of Centre to the State of Delaware and its name to "Genghai Technology Holdings, Inc.," or such other state and such other name as shall be selected by resolutions of the newly designated and elected Board of Directors of Centre.


         (o) At or prior to the Closing, Centre shall apply with the Department of Commerce of the State of Nevada for a "dba" to do business under the assumed name of "Genghai Technology Holdings, Inc."


         (p) Effective at the Closing, each member of the Board of Directors of Centre shall tender his or her respective resignation therefrom and shall appoint the following individuals as the sole directors of Centre: Mr. Zhijian LU, Ms. Wu GE, Mr. Yuanping JI and Mr. Hongzhong

HU. Effective at the Closing, each officer of Centre shall tender his or her respective resignation therefrom.


         (q) On or prior to the Due Diligence Date, Centre shall deliver to Genghai and the Genghai Shareholders the completed Centre Disclosure Letter, which letter shall be correct and complete in all material respects.


         (r) In addition to the shares of Centre Common Stock to be delivered pursuant to Sections 1.02(a) and 1.03(a) hereof, 7,692,950 newly issued shares of Centre Common Stock shall be issued and delivered in certificated form at the Closing to, or to the order of, Orient Financial Services Limited, a Hong Kong incorporated company.





         SECTION 3.02 COVENANTS OF GENGHAI. Genghai covenants and agrees that, after the date hereof and through the Release Time, unless Centre will otherwise approve in writing, which approval will not be unreasonably withheld:

         (a) Until the earlier of the Release Time, no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of Genghai.


         (b) Until the Release Time, no share of capital stock of Genghai, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Genghai, otherwise than as contemplated by, or in connection with, this Agreement.


         (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Genghai in respect of the outstanding Genghai Capital Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Genghai of Genghai Capital Stock.


         (d) Until the Release Time, Genghai shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of Genghai. For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.) shall be deemed to refer to amounts of US$100,000 or more or effects or consequences of US$100,000 or more.


         (e) Until the Release Time, Genghai will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Centre and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Genghai, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Centre with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Genghai as Centre from time to time may request. Until the Release Time, Genghai will cause the independent certified public accountants of Genghai to make available to Centre and its independent certified public accountants the work papers relating to the audits of Genghai referred to in Section 2.02(c) of this Agreement.


         (f) Until the Release Time, Genghai will conduct its affairs so that at the Closing no representation or warranty of Genghai will be inaccurate in any material respect, no covenant or agreement of Genghai will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Genghai. Except as otherwise consented to by Centre in writing, until the Release Time, Genghai will use its best efforts to preserve the business operations of Genghai intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Genghai, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Genghai will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.


         (g) Until the Release Time, Genghai will immediately advise Centre in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Genghai Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.


         (h) Genghai shall use its commercially reasonable efforts to insure that all confidential information which Genghai or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Centre, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Genghai; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated pursuant to
Article IV or V hereof or otherwise, (B) as may otherwise be required by law,
(C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.


         (i) Before Genghai releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Genghai shall cooperate with Centre, shall furnish drafts of all documents or proposed oral statements to Centre for comment, and shall not release any such information without the written consent of Centre, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Genghai from releasing any information if required to do so by law.

         (j) Genghai shall not make any agreement or reach any understanding not approved in writing by Centre as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.


         (k) Genghai shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in Centre's filings under state "blue-sky," securities, or take-over laws, such information about Genghai or the Genghai Shareholders as may be required or as may be reasonably requested by Centre, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Genghai represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.


         (l) Transfer Taxes. Genghai shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.


         (m) On or prior to the Due Diligence Date, Genghai shall deliver to Centre the Genghai Disclosure Letter, which letter shall be correct and complete in all material respects.

         SECTION 3.02 COVENANTS OF THE GENGHAI SHAREHOLDERS. Each Genghai Shareholder, severally, but not jointly, covenants and agrees that, after the date hereof and through the Release Time, unless Centre will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

         (a) Such Genghai Shareholder will use best efforts to cause Genghai to perform each covenant thereof set forth herein on a timely basis.


         (b) Until the earlier of the Release Time, such Genghai Shareholder shall take no action the result of which shall be to cause Genghai to make any amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) thereof.


         (c) Before such Genghai Shareholder releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, such Genghai Shareholder shall cooperate with Centre, shall furnish drafts of all documents or proposed oral statements to Centre for comment, and shall not release any such information without the written consent of Centre, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent such Genghai Shareholder from releasing any information if required to do so by law.


         (d) Such Genghai Shareholder shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in Centre's filings under state "blue-sky," securities, or take-over laws, such information about Genghai or the Genghai Shareholders as may be required or as may be reasonably requested by Centre, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Such Genghai Shareholder represents and warrants that the information in writing that it has furnished to date regarding himself or herself, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.


                                   ARTICLE IV


                     CONDITIONS; ABANDONMENT AND TERMINATION


         SECTION 4.01 RIGHT OF CENTRE TO ABANDON. Centre's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:


         (a) All representations and warranties of Genghai and each Genghai Shareholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Genghai or the Genghai Shareholders, as applicable, and regardless of knowledge or lack thereof on the part of Genghai or the Genghai Shareholders (as applicable) or changes beyond its control; as of the Closing Date, Genghai and each Genghai Shareholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and Centre shall have received a certificate executed by the chief executive officer and the chief financial officer of Genghai and each Genghai Shareholder, dated the Closing Date, to that effect.


         (b) Centre shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of Genghai and of each Genghai Shareholder as of such dates, to the effect that they have carefully examined the financial statements of Genghai delivered to Centre pursuant hereto, as well as the Genghai Disclosure Letter, and, to the best of their knowledge, (i) neither such financial statements, nor the Genghai Disclosure Letter (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Genghai or any Genghai security holder, (ii) since the date hereof, no event with respect to Genghai or any Genghai security holder has occurred which should have been set forth in an amendment to either such financial statements or the Genghai Disclosure Letter, which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding Genghai required to be included in the Genghai Disclosure Letter.


         (c) Genghai and each Genghai Shareholder shall have delivered to Centre at or prior to the Closing Date such other documents (including certificates of officers of Genghai) as Centre may reasonably request in order to enable Centre to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.


         (d) All actions, proceedings, instruments, and documents required by Genghai and the Genghai Shareholders to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Centre, and Genghai and the Genghai Shareholders shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.


         (e) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


         (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Centre, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal,
(ii) results in a delay in the ability of Genghai or Centre to consummate the transactions contemplated by this Agreement beyond July 15, 2003 (the "Drop Dead Date"), (iii) requires the divestiture by Centre of a material portion of the business of either Centre or of Genghai, (iv) imposes material limitations on the ability of Centre effectively to exercise full rights of ownership of shares of Genghai including the right to vote such shares on all matters properly presented to the stockholders of Genghai, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to Centre of this Agreement or any of the other transactions contemplated by this Agreement.


         (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over Centre or Genghai or the subject matter of this Agreement.


         (h) At or prior to the Closing Date, Centre shall have made all filings, and taken all actions, necessary to comply with all applicable "blue-sky" laws with regard to the issuance of Centre Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue-sky" or securities law administrator may disallow Centre's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing.


         (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

         (j) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of Genghai since the date hereof.

         (k) Centre shall conduct a due diligence review of Genghai and the Genghai Shareholders, including, without limitation, a review of the Genghai Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.


         SECTION 4.02 RIGHT OF GENGHAI AND THE GENGHAI SHAREHOLDERS TO ABANDON. By the election of a majority in interest in Genghai held by the Genghai Shareholders (the "Majority Genghai Shareholders"), the Genghai Shareholders or, otherwise, Genghai's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:


         (a) All representations and warranties of Centre contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Centre and regardless of knowledge or lack thereof on the part of Centre or changes beyond its control; as of the Closing Date, Centre shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and Genghai shall have received certificates executed by the chief executive officer and the chief financial officer of Centre, dated the Closing Date, to that effect.


         (b) Centre shall have delivered to Genghai and the Genghai Shareholders at or prior to the Closing such documents (including certificates of officers of Centre) as Genghai and the Genghai Shareholders may reasonably request in order to enable Genghai and the Genghai Shareholders to determine whether the conditions to Centre's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.


         (c) All actions, proceedings, instruments, and documents required by Centre to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Genghai and the Genghai Shareholders, and Centre shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.


         (d) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


         (e) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Genghai or the Genghai Shareholders, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of Centre or Genghai to consummate any of the transactions contemplated by this Agreement beyond the Drop Dead Date, or (iii) otherwise prohibits, restricts, or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Genghai Shareholders of this Agreement or any of the transactions contemplated by this Agreement.


         (f) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over Centre or Genghai or the subject matter of this Agreement.


         (g) At or prior to the Closing Date, Centre shall have made all filings, and taken all actions, necessary to comply with all applicable "blue-sky" laws with regard to the issuance of Centre Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow Centre's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.


         (h) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.


         (i) Genghai and the Genghai Shareholders shall conduct a due diligence review of Centre, including, without limitation, a review of the Centre Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of Genghai and the Genghai Shareholders.



                                    ARTICLE V

                         ADDITIONAL TERMS OF ABANDONMENT

         SECTION 5.01 OPTIONAL ABANDONMENT. In addition to the provisions of
Article IV, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:


         (a) by mutual agreement of the Boards of Directors of Centre and Genghai;


         (b) at the option of Centre's Board of Directors or Genghai's Board of Directors, if the Closing Date shall not have occurred on or before the Drop Dead Date;

         (c) at the option of Centre's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in
Section 4.01 and such are not waived by Centre; and


         (d) at the option of Genghai's Board of Directors or by the election of the Majority Genghai Shareholders if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.02 and such are not waived by Genghai.


         SECTION 5.02 EFFECT OF ABANDONMENT. If the transactions contemplated by this Agreement are abandoned or terminated as provided for in Article IV or in this Article V, except for Sections 3.01(e), 3.02(h) and Article VI, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 5.02 shall release Centre or Genghai or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.



                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

         SECTION 6.02 BROKERS AND FINDERS. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

         SECTION 6.03 NECESSARY ACTIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of Centre or Genghai, as the case may be, or the relevant Genghai Shareholder or Genghai Shareholders will take all such necessary action.

         SECTION 6.04 EXTENSION OF TIME; WAIVERS. At any time prior to the Closing Date:

         (a) Centre may (i) extend the time for the performance of any of the obligations or other acts of Genghai or any Genghai Shareholder or Genghai Shareholders, (ii) waive any inaccuracies in the representations and warranties of Genghai or any Genghai Shareholder or Genghai Shareholders, or contained herein or in any document delivered pursuant hereto by Genghai or any Genghai Shareholder or Genghai Shareholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Genghai or any Genghai Shareholder or Genghai Shareholders. Any agreement on the part of Centre to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Centre.

         (b) Genghai and the Genghai Shareholder (by action of the Majority Genghai Shareholders), may (i) extend the time for the performance of any of the obligations or other acts of Centre, (ii) waive any inaccuracies in the representations and warranties of Centre contained herein or in any document delivered pursuant hereto by Centre and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Centre. Any agreement on the part of Genghai and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Genghai.

         SECTION 6.05 NOTICES. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

Centre Capital Corp.                        Guangzhou Genghai Technology
285 Silver Birch Avenue                     Development Co., Ltd.
Toronto, Ontario, Canada M4E 3L6            No. 1509 Hangyun Building
                                            48, 2 Road, Ba Qi,
                                            Guangzhou PRC
                                            Fax: (86) 20-83295332

                                            Robert Steven Brown
                                            Reitler Brown LLC
                                            800 Third Avenue
                                            21st Floor
                                            New York, New York 10022
                                            Fax: (212) 371-5500

         Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 6.05. All such notices will be effective when received.

         SECTION 6.06 PARTIES IN INTEREST. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 6.07 COUNTERPART. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

         SECTION 6.08 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 6.09 HEADINGS. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         SECTION 6.10 GOVERNING LAW. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

         SECTION 6.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of Centre Common Stock to be issued hereunder at the Closing for a period of two years after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 6.12 ASSIGNABILITY. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

         SECTION 6.13 AMENDMENT. This Agreement may be amended with the approval of the Majority Genghai Shareholders and the boards of directors of each of Centre and Genghai at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                             CENTRE CAPITAL CORP.



                                             BY
                                                ------------------------------
                                                NAME:  BRICE SCHESCHUK
                                                TITLE: PRESIDENT



WITNESS:



------------------------------
NAME:




                                             GUANHZHOU GENGHAI TECHNOLOGY
                                             DEVELOPMENT CO. LTD.



                                             BY
                                                ------------------------------
                                                  NAME:  ZHIJIAN LU
                                                  TITLE: DIRECTOR



ATTEST:



------------------------------
NAME:  WU GE
TITLE: DIRECTOR

                                          GENGHAI SHAREHOLDERS:



                                          ------------------------------
                                          NAME:  ZHIJIAN LU




                                          ------------------------------
                                          NAME:  WU GE




                                          ------------------------------
                                          NAME:  LUOFENG WANG




                                          ------------------------------
                                          NAME:  XIUJIAN HUANG

                                   SCHEDULE A



NAME AND ADDRESS                                                    PERCENTAGE OF GENGHAI        SHARES OF CENTRE COMMON
----------------                                                    ---------------------        -----------------------
                                                                    HELD                         STOCK
                                                                    ----                         -----
Zhijian Lu                                                          46.75%                       14,249,400
Aowo Loding house, Shennanzhonglu ,Shenzhen ,Guangdong, PRC

Wu Ge                                                               43.80%                       13,350,240
No. 41-302 Shengpingjie, Shijingxu, Guangzhou, Guangdong, PRC

Luofeng Wang                                                        3.60%                        1,097,280
No.3-2 Dongqu Building, Nanzheng, Shanxi, PRC


Xiujian Huang                                                       5.85%                        1,783,080
No. 15 Ground Floor, Hongenli, Liwan, Guangzhou, Guangdong, PRC